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                     LETTER AGREEMENT BETWEEN
         GRAND CENTRAL SILVER MINES & ROYAL SILVER MINES
              FOR PURCHASE OF SIERRA MOJADA INTEREST

The parties to this agreement are GRAND CENTRAL SILVER MINES, INC. (hereinafter "GSLM"), a Utah corporation headquartered in Coeur d'Alene, Idaho, and ROYAL SILVER MINES, INC. (hereinafter "RSMI"), a Utah corporation headquartered in Spokane, Washington, or collectively hereinafter "the Parties".

                             RECITALS

     On January 6, 1998, RSMI acquired a 35% participating interest in the Sierra Mojada District by acquiring rights held by Dakota Mining. Dakota's rights were created by that certain Joint Exploration and Development Agreement ("JED Agreement") signed between USMX and Metalline Mining Company ("MMGG") on July 26, 1996. Dakota acquired its rights under the JED Agreement on May 31, 1997 by its acquisition of USMX, Inc.

     RSMI acquired its 35% participating interest pursuant to a letter agreement attached as Exhibit A. Such letter agreement called for RSMI and MMGG to sign a new Joint Venture Agreement to replace the JED Agreement cited above. Such new agreement has not yet been completed and executed.

     GSLM desires to acquire and RSMI desires to sell the 35% participating interest cited above and more specifically described in paragraph (4) of Exhibit A.

     NOW THEREFORE, in consideration of the covenants and agreements contained herein, GSLM and RSMI agree as follows:

     RSMI agrees to transfer its 35% participating interest in the Sierra Mojada District to GSLM, together with all rights, responsibilities, obligations, and accrued liabilities which may be owing.

     GSLM agrees to transfer to RSMI 735,000 shares of its common stock and to execute a $350,000 promissory note in favor of RSMI payable within one year and bearing interest at a rate of 8% per annum. In the event such note is declared to be in default, GSLM shall issue to RSMI $700,000 plus accrued interest in the form of restricted common stock of GSLM at the average market bid price of the previous twenty days of trading prior to the date the note is declared in default.

     GSLM agrees to fulfill all obligations of RSMI created by Appendix A including any ongoing responsibilities or liabilities pursuant to the original JED Agreement.

     GSLM agrees to draft and sign a new Joint Venture Agreement with MMGG as specified by paragraph (7) of Appendix A as soon as possible.

     THE PARTIES, through their executive officers, hereby accept and agree to the above terms and represent that they are empowered to make such agreement by their respective Board of Directors.

_____________________________      ____________________________
John P. Ryan, President            Howard Crosby, President
Grand Central Silver               Royal Silver Mines, Inc.
Mines, Inc.

Date: __________________           Date: __________________